================================================================================

      As filed with the Securities and Exchange Commission on May 20, 2002

                                                     Registration No. 333-86473

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         Post-Effective Amendment No. 1
                         ------------------------------
                                       To
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                 NCO Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Pennsylvania                                   23-2858652
--------------------------------                    ---------------------
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                               507 Prudential Road
                           Horsham, Pennsylvania 19044
                                 (215) 441-3000
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Michael J. Barrist
                      Chairman of the Board, President and
                             Chief Executive Officer
                                 NCO Group, Inc.
                               507 Prudential Road
                           Horsham, Pennsylvania 19044
                                 (215) 441-3000
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                            Francis E. Dehel, Esquire
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                  215-569-5500



     THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT NO. 1 BECOME EFFECTIVE AS SOON AS PRACTICABLE PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933.

This Post-Effective Amendment No. 1 to Registration Statement No. 333-86473 is being filed by NCO Group, Inc. to remove from registration under the Securities Act of 1933, as amended, 183,251 of the 673,659 shares of common stock registered hereunder. To NCO's knowledge, 490,408 shares of common stock registered hereunder have been sold and 183,251 shares of common stock remain unsold on the date of this filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on the date indicated.

                                     NCO Group, Inc.


Date:  May 20, 2002                  By:   *
                                        ----------------------------------------
                                                    Michael J. Barrist
                                          Chairman of the Board, President and
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                              Capacity                             Date
            ---------                              --------                             ----

  *                                                Chairman of the Board,               May 20, 2002
--------------------------------------             President and
        Michael J. Barrist                         Chief Executive Officer
                                                   (principal executive officer)

  *                                                Executive Vice President.            May 20, 2002
--------------------------------------             Finance, Chief Financial Officer
         Steven L. Winokur                         and Treasurer
                                                   (principal financial officer and
                                                   principal accounting officer)

                                                   Director                             May 20, 2002
--------------------------------------
   William C. Dunkelberg, Ph.d.

                                                   Director                             May 20, 2002
--------------------------------------
           Leo J. Pound

  *                                                Director                             May 20, 2002
--------------------------------------
     Charles C. Piola, Jr.

  *                                                Director                             May 20, 2002
--------------------------------------
          Eric S. Siegel

  *                                                Director                             May 20, 2002
--------------------------------------
          Allen F. Wise

  *                                                Director                             May 20, 2002
--------------------------------------
          Stuart Wolf


* By  /s/ Michael J. Barrist                                                            May 20, 2002
      --------------------------------
            Michael J. Barrist
             Attorney-in-Fact
